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                                                                    EXHIBIT 4(k)



                                PLEDGE AGREEMENT
                                ----------------

         THIS PLEDGE AGREEMENT (this "PLEDGE AGREEMENT"), dated as of May 10, 2002, made by WORTHINGTON INDUSTRIES, INC., an Ohio corporation (the "PLEDGOR"), in favor of WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Collateral Agent (as defined below) for the Secured Parties (as defined in the Trust Agreement referred to below).

                              STATEMENT OF PURPOSE:
                              --------------------

         Pursuant to the Trust Agreement, dated as of May 10, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "TRUST AGREEMENT"; capitalized terms used but not defined herein have the respective meanings assigned thereto in the Trust Agreement), Wells Fargo Bank Minnesota, National Association has agreed to act as trustee (together with any successor(s) thereto in such capacity, the "TRUSTEE") on behalf of the Secured Parties.

         The Pledgor has agreed to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in certain of its assets as more fully described below.

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Pledgor agrees, for the benefit of each Secured Party, as set out below.

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 CERTAIN TERMS. The following terms when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "COLLATERAL" is defined in SECTION 2.1.

         "COLLATERAL AGENT" means Wells Fargo Bank Minnesota, National Association, as collateral agent for the benefit of the Secured Parties hereunder, together with its successors and permitted assigns.

         "CREDIT AGREEMENTS" means, collectively, (i) the 364-Day Revolving Credit Agreement, dated as of May 10, 2002, among the Pledgor, as Borrower, the Lenders party thereto and PNC Bank, National Association, in its capacity as Issuing Lender, Swingline Lender and Administrative Agent, and (ii) the Five Year Revolving Credit Agreement, dated as of May 10, 2002, among the Pledgor, as Borrower, the Lenders party thereto and PNC Bank, National Association, in its capacity as Administrative Agent, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "PLEDGE AGREEMENT" is defined in the PREAMBLE.

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         "PLEDGED NOTE ISSUER" means each Person identified on SCHEDULE A hereto as the issuer of the Pledged Note identified opposite the name of such Person.

         "PLEDGED NOTES" means all promissory notes of any Pledged Note Issuer in the form or substantially the form of EXHIBIT A hereto which are delivered by the Pledgor to the Collateral Agent as Pledged Property hereunder, as such promissory notes, in accordance with SECTION 4.3, are amended, modified or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

         "PLEDGED PROPERTY" means all Pledged Notes, and all other pledged promissory notes, all other securities, all amounts due or to become due under the Pledged Notes, all other instruments which are now being delivered by the Pledgor to the Collateral Agent or may from time to time hereafter be delivered by the Pledgor to the Collateral Agent for the purpose of pledge under this Pledge Agreement, and all proceeds of any of the foregoing.

         "PLEDGOR" is defined in the PREAMBLE.

         "SECURED OBLIGATIONS" means collectively (i) the Public Debt Obligations, (ii) the Credit Agreement Obligations, (iii) all sums payable by the Company under the Trust Agreement or this Pledge Agreement (including, without limitation, Trustee Fees) and (iv) all sums payable by the Company in connection with the Indebtedness and the obligations of the Company with respect to the Additional Senior Indebtedness.

         "SECURED PARTIES" means collectively (i) the Holders and the Public Debt Trustee, (ii) the Lenders and the Administrative Agent, (iii) the Collateral Agent, (iv) the Trustee and (v) the Holders of Additional Senior Indebtedness.

         "SECURITIES ACT" is defined in SECTION 6.2.

         "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

         SECTION 1.2 U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                                     PLEDGE

         SECTION 2.1 GRANT OF SECURITY INTEREST. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Agent, for the equal and ratable benefit of each of the Secured Parties, a continuing security interest in, all of the following property (the "COLLATERAL"):

               (a) all Pledged Notes identified on SCHEDULE A hereto;

               (b) all other Pledged Notes issued from time to time;


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               (c) all other Pledged Property, whether now or hereafter
          delivered to the Collateral Agent in connection with this Pledge Agreement;

               (d) all principal, interest and other payments and rights with respect to any Pledged Property; and

               (e) all proceeds of any of the foregoing.

         SECTION 2.2 SECURITY FOR OBLIGATIONS. This Pledge Agreement secures the payment in full of all Secured Obligations of the Pledgor now or hereafter existing.

         SECTION 2.3 DELIVERY OF PLEDGED PROPERTY. All certificates or instruments representing or evidencing any Collateral, including all Pledged Notes, shall be delivered to and held by or on behalf of (and endorsed to the order of) the Collateral Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         SECTION 2.4 VOTING RIGHTS, PAYMENTS, ETC. (a) Notwithstanding the provisions of SECTION 5.1, so long as neither the Administrative Agent nor the Public Debt Trustee has given the notice referred to in PARAGRAPH (b) below:

               (i) Subject to SECTION 2.4(b), the Pledgor shall be entitled to exercise any and all voting or consensual rights and powers relating or pertaining to the Collateral or any part thereof for any purpose; PROVIDED that the Pledgor agrees that it will not exercise any such right or power in any manner which would have a material adverse effect on the Collateral Agent's or any other Secured Party's rights with respect to any material portion of the Collateral.

               (ii) Subject to SECTION 2.4(b), the Pledgor shall be entitled to receive and retain any and all principal and interest payments made in cash by any Pledged Note Issuer, but all distributions in respect of the Collateral or any part thereof made in shares of stock or securities or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Pledged Note Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by the Pledgor, shall be forthwith delivered to the Collateral Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Pledge Agreement.

               (iii) The Collateral Agent shall execute and deliver, or cause to be executed and delivered, to the Pledgor, all such powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to CLAUSE (i) above and to receive the payments which it is authorized to retain pursuant to CLAUSE (ii) above.


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               (b) When a Notice of Acceleration is in effect, and so long as the same shall be continuing, all rights and powers which the Pledgor is entitled to exercise pursuant to SECTION 2.4(a)(i), and all rights of the Pledgor to receive and retain payments pursuant to SECTION 2.4(a)(ii), shall forthwith cease, and all such rights and powers shall thereupon become vested in the Collateral Agent which shall have, when a Notice of Acceleration is in effect, the sole and exclusive authority to exercise such rights and powers and to receive such payments. Any and all money and other property paid over to or received by the Collateral Agent pursuant to this PARAGRAPH (b) shall be retained by the Collateral Agent as additional Collateral hereunder and applied in accordance with the provisions hereof and the Trust Agreement.

         SECTION 2.5 CONTINUING SECURITY INTEREST; TRANSFER OF NOTE. This Pledge Agreement shall create a continuing pledge of and security interest in the Collateral and shall:

               (a) Subject to SECTION 7.7 of this Pledge Agreement, remain in full force and effect until payment in full of all Secured Obligations and the termination of all Commitments (as defined in the Credit Agreements);

               (b) be binding upon the Pledgor and its successors, transferees and assigns; and

               (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party.

         Without limiting the foregoing CLAUSE (c), any Lender, Holder or Holder of Additional Senior Indebtedness may assign or otherwise transfer (in whole or in part) any Loan (as defined in the Credit Agreements) or securities representing any Public Debt Security held by it or instruments evidencing any Additional Senior Indebtedness held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such (i) Lender under any Loan Document (as defined in the Credit Agreements), (ii) Holder under the Indenture or (iii) Holder of Additional Senior Indebtedness, in each case including this Pledge Agreement, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of SECTION 10.06 of the Credit Agreement with respect to the Lenders and SECTION 2.07 of the Indenture with respect to the Holders of Public Debt Securities. Upon the earlier to occur of
(i) payment in full of all Secured Obligations and the termination of all Commitments (as defined in the Credit Agreements) or (ii) the termination of this Pledge Agreement pursuant to SECTION 6.9 of the Trust Agreement, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Notes, together with all other Collateral held by the Collateral Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.



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                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


         SECTION 3.1 WARRANTIES, ETC. The Pledgor represents and warrants unto each Secured Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of a Pledged Note) by the Pledgor to the Collateral Agent of any Collateral, as set forth in this Article III.

         SECTION 3.2 OWNERSHIP, NO LIENS, ETC. The Pledgor is the legal and beneficial owner of, and has title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Collateral Agent.

         SECTION 3.3 VALID SECURITY INTEREST. The possession of such Collateral by the Collateral Agent is effective to create a valid, perfected, first priority security interest securing the Secured Obligations in such Collateral and all proceeds thereof. No filing or other action is or will be necessary to perfect, continue or protect such security interest.

         SECTION 3.4 AS TO PLEDGED NOTES. In the case of each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligations of the respective Pledged Note Issuers, and are not in default.

         SECTION 3.5 AUTHORIZATION, APPROVAL, ETC. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either:

               (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

               (b) for the exercise by the Collateral Agent of the rights provided for in this Pledge Agreement or any remedies in respect of the Collateral pursuant to this Pledge Agreement or under applicable law.

         SECTION 3.6 COMPLIANCE WITH LAWS. The Pledgor is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.



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                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1 PROTECT COLLATERAL; FURTHER ASSURANCES, ETC. The Pledgor will not (i) sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Collateral Agent hereunder), (ii) perform any act which would prevent the Collateral Agent from enforcing any of the terms and conditions of this Pledge Agreement or would limit the Collateral Agent in any such enforcement or (iii) become a party to or otherwise bound by any agreement, other than this Pledge Agreement and the Trust Agreement, which restricts in any manner the rights of the Collateral Agent with respect to the Collateral. The Pledgor will warrant and defend the right and title herein granted unto the Collateral Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments (including, without limitation, Uniform Commercial Code financing statements), and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect, continue and protect any security interest or pledge granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION 4.2 CONTINUOUS PLEDGE. Subject to SECTION 2.4 AND 7.7 of this Agreement and SECTION 6.9 of the Trust Agreement, the Pledgor will, at all times, keep pledged to the Collateral Agent pursuant hereto all Pledged Notes, all interest, principal and other proceeds received by the Collateral Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

         SECTION 4.3 ADDITIONAL UNDERTAKINGS. The Pledgor will not, without the prior written consent of the Collateral Agent (except as otherwise provided in the Credit Agreements):

               (a) enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

               (b) except in connection with complying with the terms and provisions of the Pledged Notes prior to a Notice of Acceleration being in effect, take or omit to take any action the taking or the omission of which would result in any impairment or alteration under any obligation of the maker of any Pledged Note or other instrument constituting Collateral.


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                                   ARTICLE V

                              THE COLLATERAL AGENT

         SECTION 5.1 COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

               (a) during the effectiveness of a Notice of Acceleration, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE
          (a) above; and

               (c) during the effectiveness of a Notice of Acceleration, to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2 COLLATERAL AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor pursuant to SECTION 6.4.

         SECTION 5.3 COLLATERAL AGENT HAS NO DUTY. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for
(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property or Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Property or Collateral.

         SECTION 5.4 REASONABLE CARE. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED, HOWEVER, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.



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                                   ARTICLE VI

                                    REMEDIES


         SECTION 6.1 CERTAIN REMEDIES. Whenever a Notice of Acceleration is in effect:

               (a) Subject to the Trust Agreement, the Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, (i) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable, and (ii) bid for and purchase any or all of the Collateral at any such public sale. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (b) The Collateral Agent may:

                    (i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the pledge and the lien and security interest hereunder,

                    (ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,

                    (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                    (iv) endorse any checks, drafts, or other writings in the
               Pledgor's name to allow collection of the Collateral,

                    (v) take control of any proceeds of the Collateral, and

                    (vi) execute (in the name, place and stead of the Pledgor)
               endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.



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         SECTION 6.2 SECURITIES LAWS. If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to SECTION 6.1, the Pledgor agrees that, upon request of the Collateral Agent, the Pledgor will, at its own expense:

               (a) execute and deliver, and cause each Pledged Note Issuer with respect to the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT") or procure any exemption from such registration deemed potentially applicable by the Collateral Agent, and to cause the registration statement or exemption relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

               (b) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Collateral Agent;

               (c) cause each such Pledged Note Issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

               (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent or the Secured Parties by reason of the failure by the Pledgor to perform any of the covenants contained in this SECTION 6.2 and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Collateral Agent) of the Collateral on the date the Collateral Agent shall demand compliance with this Section.

         SECTION 6.3 COMPLIANCE WITH RESTRICTIONS. The Pledgor agrees that in any sale of any of the Collateral during the effectiveness of a Notice of Acceleration, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees



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that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.4 APPLICATION OF PROCEEDS. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Secured Parties, be held by the Collateral Agent as additional collateral security for, or then or at any time thereafter be applied in accordance with the provisions of the Trust Agreement.

         SECTION 6.5 INDEMNITY AND EXPENSES. The Pledgor hereby indemnifies and holds harmless the Collateral Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct. Upon demand, the Pledgor will pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with:

          (a) the administration of this Pledge Agreement, the Credit Agreement or the Indenture;

          (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

          (c) the exercise or enforcement of any of the rights of the Collateral Agent hereunder; or

          (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1 BENEFIT OF AGREEMENT. This Pledge Agreement shall (unless otherwise expressly indicated herein) be construed, administered and applied for the benefit of the Secured Parties. Nothing in this Pledge Agreement shall amend, supplement or modify, expressly or by implication, the Indenture or alter adversely any of the rights or benefits of the Trustee or Holders of Public Debt Securities or alter the duties or obligations of the Company thereunder, all of which shall be and remain in full force and effect.

         SECTION 7.2 AMENDMENTS, ETC. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 7.3 PROTECTION OF COLLATERAL. The Collateral Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given during the effectiveness of a Notice of Acceleration) and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION 7.4 ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to the Pledgor, mailed or telegraphed or delivered to it at the address set forth below its signature hereto, if to the Collateral Agent, mailed or delivered to it, addressed to it at the address set forth below its signature hereto or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

         SECTION 7.5 SECTION CAPTIONS. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

         SECTION 7.6 SEVERABILITY. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         SECTION 7.7 RELEASE OF COLLATERAL. The Collateral Agent shall release any Collateral from the liens hereunder as permitted by, and pursuant to the terms of, SECTION 6.9 of the Trust Agreement.

         SECTION 7.8 GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OHIO, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF OHIO. THIS PLEDGE AGREEMENT, THE TRUST AGREEMENT, THE INDENTURE AND THE CREDIT AGREEMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 7.9 WAIVER OF JURY TRIAL. THE SECURED PARTIES AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE PLEDGOR. THE PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE CREDIT AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS PLEDGE AGREEMENT, NOTHING IN THIS PLEDGE AGREEMENT SHALL BE DEEMED OR CONSTRUED TO RESTRICT OR LIMIT ANY OF THE RIGHTS OF THE HOLDERS OF THE PUBLIC DEBT SECURITIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                           WORTHINGTON INDUSTRIES, INC., as Pledgor


                           By  /s/John T. Baldwin
                              -------------------------------------------------
                              Name: John T. Baldwin
                              Title: Vice President & Chief Financial Officer

                                 Worthington Industries, Inc.
                                 1205 Dearborn Drive
                                 Columbus, Ohio  43085

                                 Attention:  General Counsel


                           WELLS FARGO BANK MINNESOTA, NATIONAL
                           ASSOCIATION, as Collateral Agent

                           By   /s/Michael G. Slade
                              -------------------------------------------------
                              Name: Michael G. Slade
                              Title: Corporate Trust Officer

                                   Wells Fargo Bank Minnesota, N.A.
                                   Corporate Trust Services
                                   MAC N9303-110
                                   Sixth and Marquette Avenue
                                   Minneapolis, Minnesota  55479

                                   Attention:  Michael G. Slade

AGREED AND ACCEPTED
this 10th day of May, 2002


PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent


By:   /s/David B. Gookin
   ---------------------------------------
    Name: David B. Gookin
    Title:  Vice President



J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION
(SUCCESSOR TO CHASE MANHATTAN
TRUST COMPANY, N.A.),
as Public Debt Trustee


By:  /s/Ronald J. Mckenna
   ---------------------------------------
    Name: Ronald J. McKenna
    Title:  Vice President

                                                                      SCHEDULE A
                                                                           to
                                                                Pledge Agreement



                                  PLEDGED NOTES


PLEDGED NOTE ISSUER                                              NOTE AMOUNT:
--------------------------------------------------------------------------------

Worthington Steel of Michigan, Inc. (MI)                        $ 18,992,659

Worthington Steel Company (OH)                                  $203,435,022

Worthington Cylinder Corp. (OH)                                 $ 50,413,352

Worthington Steel Company of Kentucky, LLC (KY)                 $  2,520,330

Worthington Acetylene Cylinders, Inc. (AL)                      $  4,647,752

Worthington Steel Company of Decatur, LLC (AL)                  $198,633,794

Gerstenslager Co.(OH)                                           $ 66,665,361

Dietrich Industries, Inc. (PA)                                  $192,435,278

Worthington Steel Company (DE)                                  $ 19,530,498

Worthington Steel Company (NC)                                  $  7,600,739